FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. (Tracy) Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2018 First Quarter Financial Results

First Quarter 2018 Net Sales of $199 Million

First Quarter 2018 Net Loss From Continuing Operations of $20 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $27 Million

U.S. Upper Extremities Business Increased 21%, Led by Ongoing Launch of PERFORM™ Reversed Glenoid

U.S. Lower Extremities Business Growth Rate Accelerates to 2.5%

Resolution of U.K. Insurance Dispute Results in $30.75 Million Recovery

Company Reaffirms Previously Provided 2018 Annual Guidance

AMSTERDAM, The Netherlands - May 9, 2018 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its first quarter ended April 1, 2018 and reaffirmed its 2018 guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis.

Net sales from continuing operations totaled $198.5 million during the first quarter ended April 1, 2018, representing 12.0% as reported and 9.2% constant currency growth, an estimated 250 basis point improvement versus the fourth quarter of 2017 when taking into consideration the benefit from the extra four business selling days. Gross margins from continuing operations grew to 79.3% during the quarter ended April 1, 2018 and were 79.7% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “We delivered strong results across the board in the first quarter, including over 9% constant currency net sales growth, an estimated 250 basis point increase versus the fourth quarter of 2017, and we exited the quarter on a strong, positive trajectory, which we expect to continue throughout 2018. These results represent another outstanding performance in our U.S. upper extremities business, which grew 21% in the first quarter, driven by 23.5% growth in our U.S. shoulder business. We anticipate that our SIMPLICITI shoulder, our ongoing PERFORM Reversed launch and accelerating adoption of our BLUEPRINT enabling technology will continue to drive outstanding shoulder sales growth in 2018.”

Palmisano further commented, “After two quarters of relatively flat to down sales versus the prior year, our U.S. lower extremities growth rate accelerated to 2.5% in the first quarter, driven by approximately 14% growth in total ankle and a return to growth in our core lower extremities business as we exited the quarter. In addition, we continued to make strong progress in our ORTHOLOC ankle and small bone fracture product launches. Most importantly, we saw an increased benefit from the sales force expansion and maturation as evidenced by the return to growth in our core lower extremities business. While we are not ready to declare victory, this positive progress and our current trajectory are very encouraging.”

Net loss from continuing operations for the first quarter of 2018 totaled $19.9 million, or $(0.19) per diluted share.

The company’s net loss from continuing operations for the first quarter of 2018 included an unrealized gain of $3.9 million related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, non-cash interest expense of $12.0 million related to its convertible notes, an unrealized loss of $1.7 million related to mark-to-market adjustments on derivatives, $0.9 million of transaction and transition costs associated with non-cash inventory provisions, and non-cash foreign currency translation charges of $0.8 million.

The company's first quarter 2018 non-GAAP net loss from continuing operations, as adjusted for the above items, was $8.2 million. The company's first quarter 2018 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $26.7 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $138.1 million as of the end of the first quarter of 2018.

Update on U.K. Insurance Dispute

In September 2015, the third insurance carrier in the policy year applicable to titanium modular neck fracture claims denied coverage under its $25 million excess liability policy. The company disputed the carrier's position and, in accordance with the dispute resolution provisions of the policy, initiated an arbitration proceeding in London. The arbitration was completed on February 15, 2018. On April 11, 2018, the arbitration tribunal issued its ruling. Thereafter, we and the insurance carrier agreed to resolve the entire matter in exchange for a single lump sum payment by the carrier to the company in the amount of $30.75 million, representing the full policy limits of $25 million plus an additional $5.75 million for costs and interest. The company received this payment from the carrier on May 8, 2018. This insurance recovery will be reflected within the company’s results of discontinued operations for the quarter ended July 1, 2018.

Update on Financing

The company announced today that it has recently secured an additional $40 million of capacity under its existing loan agreement. Lance Berry, chief financial officer, commented, “Earlier in the year we indicated that we would be evaluating our options for opportunistically enhancing our liquidity.  The $30.75 million of proceeds from the U.K. insurance settlement, combined with the additional $40 million of loan capacity, provides us with adequate financial flexibility, and we have no further need for additional capital at this time.”

Outlook

Palmisano stated, “Overall, first quarter net sales growth improved significantly as compared to recent quarters, and we also delivered EBITDA margin expansion of 310 basis points, both of which we believe put us on a strong pathway for the remainder of the year and right on track to achieve our previously stated goal of adjusted EBITDA margins of 20% by the end of 2019. While our first quarter results exceeded our expectations, we are not ready to increase guidance at this time and are reiterating our full-year guidance, which calls for annual constant currency net sales growth of 9% to 11%, excluding the impact of the four fewer selling days in fourth quarter of 2018. I believe that we are set up well for 2018. Our end markets remain healthy and fast growing, our gross margins are outstanding, and our new product pipeline is full of innovative and commercially impactful products across all parts of our business.”

The company continues to anticipate net sales for full-year 2018 of approximately $800 million to $812 million. This guidance range has approximately 1% cushion from foreign currency exchange rates as compared to current rates. In addition, this range implies full-year 2018 constant currency net sales growth of 9% to 11%, excluding the estimated $9 million impact of the four fewer selling days in fourth quarter of 2018.

The company continues to anticipate full-year 2018 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to be in the range of $104 million to $111 million.

The company continues to expect its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2018 to be a loss of $0.16 to $0.23 per diluted share.

The company estimates approximately 106.5 million diluted weighted average ordinary shares outstanding for fiscal year 2018.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the first quarter of 2018 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on May 9, 2018 through May 16, 2018. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 7998427. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's convertible notes, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, net non-cash gains and losses on foreign currency translation all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2018, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated strong shoulder sales growth in 2018, and anticipated U.S. lower extremities improvement in 2018 and the company’s need for additional capital. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure of the company’s 2017 U.S. sales force additions to achieve expected results, focus on core product portfolio and incentives to drive U.S. lower extremities and biologics sales or delay in realization thereof; the risk of continued supply constraints; the failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of our AUGMENT® Bone Graft products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by Wright with the SEC on February 27, 2018 and subsequent SEC filings by Wright, including without limitation its Quarterly Report on Form 10-Q for the quarter ended April 1, 2018. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017
Net sales	$198,537	$177,191
Cost of sales	41,139	37,126
Gross profit	157,398	140,065
Operating expenses:
Selling, general and administrative	137,248	129,834
Research and development	13,899	12,432
Amortization of intangible assets	7,141	7,397
Total operating expenses	158,288	149,663
Operating loss	(890)	(9,598)
Interest expense, net	19,812	18,195
Other (income) expense, net	(1,000)	7,975
Loss from continuing operations before income taxes	(19,702)	(35,768)
Provision for income taxes	205	939
Net loss from continuing operations	$(19,907)	$(36,707)
Loss from discontinued operations, net of tax	$(5,607)	$(21,992)
Net loss	$(25,514)	$(58,699)

Net loss from continuing operations per share, basic and diluted	$(0.19)	$(0.35)
Net loss from discontinued operations per share, basic and diluted	$(0.05)	$(0.21)

Net loss per share, basic and diluted	$(0.24)	$(0.57)

Weighted-average number of shares outstanding-basic and diluted	105,904	103,663

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017	% change
U.S.
Lower extremities	$56,823	$55,461	2.5%
Upper extremities	67,658	55,958	20.9%
Biologics	18,165	18,634	(2.5)%
Sports med & other	2,147	2,101	2.2%
Total U.S.	$144,793	$132,154	9.6%

International
Lower extremities	$15,327	$13,642	12.4%
Upper extremities	29,594	22,422	32.0%
Biologics	5,257	5,171	1.7%
Sports med & other	3,566	3,802	(6.2)%
Total International	$53,744	$45,037	19.3%

Global
Lower extremities	$72,150	$69,103	4.4%
Upper extremities	97,252	78,380	24.1%
Biologics	23,422	23,805	(1.6)%
Sports med & other	5,713	5,903	(3.2)%
Total net sales	$198,537	$177,191	12.0%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended April 1, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	2%	2%	12%	2%	4%
Upper extremities	21%	18%	32%	20%	24%
Biologics	(3%)	(2%)	2%	(2%)	(2%)
Sports med & other	2%	(17%)	(6%)	(10%)	(3%)
Total net sales	10%	8%	19%	9%	12%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017
Net loss from continuing operations, as reported	$(19,907)	$(36,707)
Net loss from continuing operations per share, as reported	$(0.19)	$(0.35)
Reconciling items:
Non-cash interest expense on convertible notes [1]	12,012	10,999
Derivatives mark-to-market adjustments [2]	1,694	365
Transaction and transition costs	910	2,972
Foreign currency translation expense [2]	763	—
CVR mark-to-market adjustments [2]	(3,924)	6,160
Contingent consideration fair value adjustment [2]	414	—
Tax effect of reconciling items [3]	(210)	(18)
Non-GAAP net loss from continuing operations, as adjusted	$(8,248)	$(16,229)
Add back amortization of intangible assets	7,141	7,397
Adjusted non-GAAP earnings	$(1,107)	$(8,832)
Weighted-average basic shares outstanding	105,904	103,663
Adjusted non-GAAP earnings per share	$(0.01)	$(0.09)
_______________________________

[1]	Impacting interest expense, net

[2]	Impacting other (income) expense, net

[3]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017
Net loss from continuing operations	$(19,907)	$(36,707)
Interest expense, net	19,812	18,195
Provision from income taxes	205	939
Depreciation	14,499	13,446
Amortization	7,141	7,397
Non-GAAP EBITDA	$21,750	$3,270
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	5,018	3,954
Other (income) expense, net	(1,000)	7,975
Transaction and transition costs	910	2,972
Non-GAAP adjusted EBITDA	$26,678	$18,171
Net sales from continuing operations	198,537	177,191
Non-GAAP adjusted EBITDA margin	13.4%	10.3%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017
Gross profit from continuing operations, as reported	$157,398	$140,065
Gross margins from continuing operations, as reported	79.3%	79.0%
Reconciling items impacting gross profit:
Transaction and transition costs	910	685
Non-GAAP gross profit from continuing operations, as adjusted	$158,308	$140,750
Net sales from continuing operations	198,537	177,191
Non-GAAP adjusted gross margins from continuing operations	79.7%	79.4%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended
	April 1, 2018	March 26, 2017
Net sales	$198,537	$177,191

Selling, general and administrative expense, as reported	$137,248	$129,834
Selling, general and administrative expense as a percentages of net sales, as reported	69.1%	73.3%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	—	2,287
Selling, general and administrative expense, as adjusted	$137,248	$127,547
Selling, general and administrative expense as a percentage of net sales, as adjusted	69.1%	72.0%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	April 1, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$138,051	$167,740
Accounts receivable, net	130,597	130,610
Inventories	174,381	168,144
Prepaid expenses and other current assets	81,697	100,400
Total current assets	524,726	566,894

Property, plant and equipment, net	212,331	212,379
Goodwill and intangible assets, net	1,169,857	1,164,663
Other assets	169,627	184,788
Total assets	$2,076,541	$2,128,724

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$43,334	$41,831
Accrued expenses and other current liabilities	267,351	314,558
Current portion of long-term obligations	59,340	58,906
Total current liabilities	370,025	415,295
Long-term obligations	851,522	836,208
Other liabilities	271,819	288,525
Total liabilities	1,493,366	1,540,028

Shareholders' equity	583,175	588,696
Total liabilities and shareholders' equity	$2,076,541	$2,128,724

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